Exhibit 1.1

[3,000,000] Shares

CryoCor, Inc.

Common Stock

UNDERWRITING AGREEMENT

[!], 2005

W.R. Hambrecht + Co., LLC

First Albany Capital Inc.

Roth Capital Partners, LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o W.R. Hambrecht + Co., LLC

539 Bryant Street, Suite 100

San Francisco, CA 94107

Ladies and Gentlemen:

CryoCor, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to the several underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom W.R. Hambrecht + Co., LLC, First Albany Capital Inc. and Roth Capital Partners, LLC are acting as representatives (the “Representatives”), an aggregate of [3,000,000] shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional [450,000] shares (the “Option Shares”) of Common Stock from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are herein, collectively, called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-123841), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to the Representatives. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules (“Rule 424(b)”) and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules (“Rule 430A”). If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b).

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[!] per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to Be Purchased” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or electronic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of W.R. Hambrecht + Co., LLC, 539 Bryant Street, Suite 100, San Francisco, CA, 94107 at 7:00 a.m., San Francisco time, on the [•] business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the

Representatives to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment for the Shares shall be made to the Company by wire transfer of immediately available funds against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters for the Shares to be purchased by them.

(e) Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Representatives through the facilities of The Depository Trust Company for the account of the several Underwriters. The Company will cause the certificates representing the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, and, as amended or supplemented, as applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date the Prospectus did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering contemplated hereby was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. If Rule 434 of the Securities Act (“Rule 434”) is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, the Prospectus, any preliminary prospectus, or any amendment or supplement to any of the preceding, made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, the Prospectus, any preliminary prospectus, or any amendment or supplement to any of the preceding. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is (i) the information contained under the caption “Underwriting” in the Prospectus, (ii) the information related to the OpenIPO method of distribution contained on the cover of the Prospectus and (iii) the information related to the OpenIPO service mark contained under the caption “Prospectus Summary” in the Prospectus.

(b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and CryoCor GmbH (the “Subsidiary”) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and the Subsidiary for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles in the United States, consistently applied throughout the periods involved (provided that non-year-end financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required by United States generally accepted accounting principles). The summary and selected financial data included in the Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(d) Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, is and, during the periods covered by its reports, was an independent public accounting firm as required by the Securities Act and the Rules and is registered with the Public Company Accounting Oversight Board. The Company has no reason to believe that such accountants, in their performance of work for the Company, are in violation of the auditor independence requirement of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(e) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received any consents required from such sources in connection with the inclusion of such data in the Registration Statement.

(f) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, having full power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except for such jurisdictions where the failure to so qualify would not reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations or business affairs or business prospects of the Company and the Subsidiary considered as a whole (a “Material Adverse Effect”). To the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(g) The Subsidiary is the only subsidiary of the Company. The Company does not own any capital stock or other equity securities in any entity other than the Subsidiary, except for instruments or interests held by the Company solely for investment. The Subsidiary has been duly formed and is validly existing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. The Subsidiary is duly qualified to do business as a foreign company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(h) Each of the Company and the Subsidiary has all requisite power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, “Permits”), to own, lease and license its assets and properties and conduct its business as described in the Registration Statement and the Prospectus, all of which are valid and in full force and effect, except where the lack of such Permits would not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiary has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act, state and foreign blue sky laws or the National Association of Securities Dealers, Inc., no other Permits are required by the Company to enter into, deliver and perform this Agreement and to issue and sell the Shares.

(i) (i) The Company owns, possesses or has adequate rights to the patents and patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, trade secrets, technology and know-how (the “Intellectual Property”) necessary for the conduct of the Company’s business, including the Intellectual Property reasonably necessary to develop and manufacture the “CryoCor Cardiac Cryoablation System” in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to own or possess or have adequate rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect; (ii) other than as set forth or contemplated in the Registration Statement or the Prospectus, the Company has not received any written notice of infringement of, or conflict with, and the Company is not aware of any such infringement of, asserted rights of a third party with respect to the Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect; (iii) other than as set forth or contemplated in the Registration Statement or the Prospectus, the conduct of the current business of the Company in the manner described in the Registration Statement or the Prospectus does not infringe any valid claim in an issued patent or, to the Company’s knowledge, other intellectual property right of any third party, except as would not reasonably be expected to have a Material Adverse Effect; (iv) other than as set forth or contemplated in the Registration Statement or the Prospectus, to the Company’s knowledge, no third party, including any academic or governmental organization, possesses or could obtain rights to the patents, patent applications or patent rights of the Company, which, if exercised would allow such third party to develop products competitive with those of the Company in a manner that would reasonably be expected to have a Material Adverse Effect; (v) all information material to patentability of the Company’s patents and patent applications has been disclosed, or will be disclosed in a timely manner, to the U.S. Patent and Trademark Office or similar foreign authority during the prosecution thereof, and no material misrepresentation was made to, or material fact withheld from, the U.S. Patent and Trademark Office or similar foreign authority during such prosecution; and (vi) the Company reasonably believes that the Company’s patents are valid and enforceable and its U.S. patents are entitled to a statutory presumption of validity and of ownership by the assignee; and (vii) except as disclosed in the Registration Statement, there are no asserted claims of any persons relating to the scope or ownership of any of the Company’s patents; and there are no liens which have been filed against any of the Company’s patents, except as would not have a Material Adverse Effect.

(j) Neither the Company nor the Subsidiary owns any real property. Each of the Company and the Subsidiary has good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company or the Subsidiary. All property held under lease by the Company and the Subsidiary is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made of such property by the Company and the Subsidiary.

(k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; and (ii) neither the Company nor the Subsidiary has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to have a Material Adverse Effect. Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as otherwise described in the Registration Statement or the Prospectus, neither the Company nor the Subsidiary has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business, or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(l) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or the Rules. Each description of a document, contract or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying document, contract or other agreement. Each document, contract or other agreement described in the Registration Statement and Prospectus or filed as an exhibit to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), provided that the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibit 3.2 and Exhibit 3.4 to the Registration Statement, respectively, will not become effective until the closing of the offering contemplated hereby. Neither the Company nor the Subsidiary, if the Company or the Subsidiary is a party, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such document, contract or other agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would reasonably be expected to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiary, if the Subsidiary is a party thereto, of any other agreement or instrument to which the Company or the Subsidiary is a party or, to the Company’s knowledge, by which the Company or its properties or business or the Subsidiary or its properties or business may be bound or affected which default or event would reasonably be expected to have a Material Adverse Effect.

(m) Neither the Company nor the Subsidiary is in violation of any term or provision of its charter or bylaws (or similar constitutive document) or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would reasonably be expected to have a Material Adverse Effect.

(n) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or the Subsidiary is a party or by which either the Company or the Subsidiary or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, law, rule or regulation applicable to the Company or the Subsidiary or violate any provision of the charter or bylaws of the Company or the Subsidiary, except for (a) such defaults that have been waived, (b) such rights that have been waived or complied with and (c) such consents or waivers which have already been obtained and are in full force and effect.

(o) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with any protocols or amendments submitted to the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; the description of the results of such tests and trials contained in the Registration Statement or the Prospectus are accurate and complete in all material respects and fairly present in all material respects the data derived from such tests and trials, and the Company and the Subsidiary have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; except as set forth in the Prospectus (exclusive of any supplement thereto), and except as would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, neither the Company nor the Subsidiary has received any notices or other correspondence from the U.S. Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign drug or medical device regulatory governmental agency requiring the termination, suspension or modification of any tests or clinical trials that are described or referred to in the Registration Statement or the Prospectus; and the Company and the Subsidiary have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable foreign drug or medical device regulatory agencies outside of the United States, except as would not have a Material Adverse Effect.

(p) Other than as set forth in the Registration Statement and the Prospectus, the Company has substantially complied at all times in all material respects with all applicable Healthcare Regulations (as defined below), holds all permits, licenses and approvals under Healthcare Regulations material to the conduct of the business of the Company and is in substantial compliance in all material respects with all such permits, licenses and approvals, except where failure to comply or to so hold would not reasonably be expected to have a Material Adverse Effect; the Company has not been provided written notice of and does not have knowledge of any current liability arising from any material breach of or substantial noncompliance with any Healthcare Regulation, except for liability that would not reasonably be expected to have a Material Adverse Effect; the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or subject to liability under any Healthcare Regulation, except for any violation or liability that would not reasonably be expected to have a Material Adverse Effect or except as set forth in the Prospectus (exclusive of any supplement thereto). For the purposes of this section, “Healthcare Regulation” shall mean any law, statute, ordinance, rule, regulation, order, decree, or requirement of any court or governmental agency or body having jurisdiction over the Company or any of its properties relating to the healthcare or medical device industry, such as healthcare crimes, pre-clinical and clinical testing, design, manufacture, safety, quality, efficacy, labeling, storage, record keeping, post-market reporting, pre-market approval, and advertising and promotion of medical devices, including but not limited to: (i) the Federal Food, Drug, and Cosmetic Act; (ii) any applicable foreign healthcare regulation; (iii) the federal Anti-Kickback Statute and similar state laws relating to payments under medical healthcare programs; (iv) the Health Insurance Portability and Accountability Act of 1996; (v) the False Claims Act; or (vi) applicable state privacy or confidentiality laws relating to the maintenance of patient healthcare information.

(q) The Company has the duly authorized and validly issued outstanding capitalization as of March 31, 2005 as set forth under the caption “Capitalization” in the Prospectus and will have the adjusted capitalization as of March 31, 2005 (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on the Closing Date, based on the assumptions set forth therein. The certificates evidencing the Shares will be in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company were issued in transactions that were exempt from the registration requirements of the Securities Act, without violation of preemptive rights, rights of first refusal or similar rights. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or common stock of the Subsidiary or any such rights pursuant to the Company’s or the Subsidiary’s respective charter or bylaws (or similar constitutive document) or any agreement or instrument to or by which the Company or the Subsidiary is a party or bound, except for such rights as may have been and will be complied with or waived prior to the Closing Date. The Shares, when issued and sold pursuant to this Agreement will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or the Subsidiary or any security convertible into, or exercisable or exchangeable for, such capital stock (other than options under the Company’s equity plans and employee stock purchase plan described in the Prospectus, not exceeding the shares reserved for issuance thereunder as described in the Prospectus). The securities of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(r) No holder of any security of the Company has any right, which has not been waived in writing, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company holding over 1% of the Company’s outstanding Common Stock (treating, for purposes of this Section 2(r), each holder of any security convertible into or exercisable or exchangeable for shares of Common Stock or any warrant or other right to acquire shares of Common Stock or any such security as a holder of the shares of Common Stock underlying such security, warrant or right, and treating as outstanding, for purposes of this Section 2(r), each share of Common Stock underlying any such security, warrant or right) has delivered to the Representatives a written lock-up agreement.

(s) All necessary corporate action has been duly and validly taken by the Company and to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and the public policy underlying such law and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(t) Neither the Company nor the Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or the Subsidiary and any of its executive officers which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and has no reason to believe that such executive officers do not intend to remain in the employment of the Company immediately following the Firm Shares Closing Date.

(u) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or former directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

(v) The Company and the Subsidiary have not taken, and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.

(w) Each of the Company and the Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would reasonably be expected to have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or the Subsidiary.

(x) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System, subject to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act with respect to the Common Stock, which registration statement complies in all material respects with the requirements of the Exchange Act.

(y) The books, records and accounts of the Company and the Subsidiary accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in and dispositions of the assets of, and the results of operations of, the Company and the Subsidiary. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) their transactions are executed in accordance with management’s general or specific authorizations, (ii) their transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to their assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, as described in the Prospectus, all of which insurance is in full force and effect. The Company and the Subsidiary are in compliance with the terms of such insurance policies and instruments in all material respects; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(aa) Each approval, clearance, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary or required to be obtained or performed by the Company in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or blue sky laws) has been obtained or made and is in full force and effect.

(bb) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement and the Prospectus are accurately summarized in all material respects), or (iii) would reasonably be expected to have a Material Adverse Effect.

(cc) There are no affiliations with the NASD among the Company’s officers or directors, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

(dd) (i) Each of the Company and the Subsidiary is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor the Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and the Subsidiary has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval except for such failures to so receive or comply as would not reasonably be expected to result in a Material Adverse Effect; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or the Subsidiary to make future material capital expenditures to comply with Environmental Laws; and (v) to the Company’s knowledge, no property which is or has been owned, leased or occupied by the Company or the Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor the Subsidiary has been named as a “potentially responsible party” under CERCLA.

(ee) Each of the Company and the Subsidiary is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ff) The Company does not, directly or indirectly, including through the Subsidiary, have any outstanding personal loans or other credit extended to or for any director or executive officer of the Company.

(gg) To the Company’s knowledge, the Company or any director, officer, agent or employee of the Company or the Subsidiary, has not, directly or indirectly, on behalf of the Company or the Subsidiary: (i) used any funds of the Company or the Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;

(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(hh) The operations of the Company and the Subsidiary are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act, the money laundering statutes of all jurisdictions to which the Company and the Subsidiary are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(ii) Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available, such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) Except as described in the Prospectus, other than pursuant to the Company’s equity benefit plans, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(kk) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any “Employee Pension Benefit Plan” (as defined in Section 3(2) of ERISA) for which the Company could have any liability that would reasonably be expected to have a Material Adverse Effect.

(ll) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(mm) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date, or any Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(nn) The Company is not aware of (i) any significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and no change in the Company’s internal control over financial reporting occurred during or since the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement.

(b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

The Representatives shall be satisfied that (i) the representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) hereof shall be true and correct when made and on and as of each Closing Date as if made on such date, (ii) since the Effective Date, no event has occurred that, in the reasonable judgment of the Representatives, should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in an effective supplement or amendment, and (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company, and since such dates, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(c) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to such Closing Date; (iii) such officers have examined carefully the Registration Statement and the Prospectus and, in such officers’ opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made), not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus and was not so set forth; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such officers’ knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(d) The Representatives shall have received a certificate on each Closing Date signed by the Secretary of the Company to the effect that, as of such Closing Date, the Secretary certifies as to: (i) (A) the accuracy of the Company’s certificate of incorporation and bylaws, (B) the resolutions of the Board of Directors and any committee thereof relating to the offering contemplated hereby, (C) the form of stock certificate representing the Shares, and (D) copies of all communications with the Commission; (ii) the execution and delivery of this Agreement; (iii) the incumbency and signature of persons signing this Agreement, the Registration Statement and other related documents; (iv) the approval of the Shares for listing on the Nasdaq National Market, subject to official notice of issuance; (v) the Company’s compliance with all conditions required hereunder; (vi) the consideration received for all outstanding shares of the Company’s Common Stock; and (vii) such other matters as Underwriters’ counsel may reasonably request.

(e) The Representatives shall have been furnished evidence in the usual written or electronic form from the appropriate authorities of the applicable jurisdictions, or other evidence satisfactory to the Representatives, of the good standing and qualifications of the Company.

(f) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date, a signed letter from Ernst & Young LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) The Representatives shall have received a copy of a letter from Ernst & Young LLP addressed to the Company, stating that their consideration of the Company’s internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company’s financial statements filed with the Registration Statement and the Prospectus, did not disclose any weakness in internal controls that they considered to be material weaknesses.

(h) The Representatives shall have received on each Closing Date from Cooley Godward LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in the form attached hereto as Annex I.

(i) The Representatives shall have received on each Closing Date from Bird & Bird, German counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in the form attached hereto as Annex II.

(j) The Representatives shall have received on each Closing Date, from Hogan & Hartson, LLP, regulatory counsel to the Company, an opinion addressed to the Representatives dated such Closing Date, in the form attached hereto as Annex III.

(k) The Representatives shall have received on each Closing Date an opinion from Baker & McKenzie, LLP, special intellectual property counsel to the Company, and Nydegger & Associates, special patent counsel to the Company, addressed to the Representatives and dated such Closing Date, in the forms attached hereto as Annex IV and Annex V, respectively.

(l) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements and financial information contained therein) shall have been approved at or prior to the Closing Date by Morgan, Lewis & Bockius LLP, counsel for the Underwriters. The Representatives shall have received on each Closing Date from Morgan, Lewis & Bockius LLP an opinion, addressed to the Representatives and dated such Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information from the Company as they request to enable them to pass upon such matters.

(m) The Representatives shall have received copies of the lock-up agreements executed by the directors, executive officers and each stockholder of the Company holding over 1% of the Company’s outstanding Common Stock (treating, for purposes of this Section 3(m), each holder of any security convertible into or exercisable or exchangeable for shares of Common Stock or any warrant or other right to acquire shares of Common Stock or any such security as a holder of the shares of Common Stock underlying such security, warrant or right, and treating as outstanding, for purposes of this Section 3(m), each share of Common Stock underlying any such security, warrant or right).

(n) The Shares shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

(o) All outstanding shares of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share, Series B Convertible Preferred Stock, $0.001 par value per share, Series C Convertible Preferred Stock, $0.001 par value per share, and Series D Redeemable Convertible Preferred Stock, $0.001 par value per share (collectively, the “Preferred Stock”), shall have converted into the number of shares of Common Stock, and shall have converted in the manner, set forth in the Registration Statement and the Prospectus; the Company shall have duly effected and completed a [1-for-31] reverse stock split of the capital stock of the Company in the manner set forth in the Registration Statement and the Prospectus; the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, in the form filed as Exhibit 3.2 and Exhibit 3.4 to the Registration Statement, respectively, shall have been duly authorized and approved in accordance with the Delaware General Corporation Law and shall have become, or, concurrently with the closing of the sale of the Firm Shares to the Underwriters pursuant to this Agreement, shall become, effective and be in full force and effect.

(p) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

4. Covenants of the Company.

(a) The Company covenants and agrees with each of the several Underwriters as follows:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; and (B) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which the Representatives shall not have given their consent or which is not in compliance with the Securities Act or the Rules.

(ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Company’s having knowledge of the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the Company’s having knowledge of the initiation or threatening of any proceeding for such purpose. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to paragraph (i) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act (and, at the option of the Company, Rule 158 of the Rules).

(v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act in connection with the sale and issuance of the Shares, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii) The Company will be in compliance in all material respects, upon the Firm Shares Closing Date, with all provisions of the Sarbanes-Oxley Act that are effective with respect to the Company as of such time and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions with respect to the Company.

(ix) Without the prior written consent of W.R. Hambrecht + Co., LLC, for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s stock option plans or employee stock purchase plan as described in the Registration Statement and the Prospectus. If (1) during the period that begins on the date that is 17 calendar days before the last day of the 180-day lock-up period and ends on the last day of the 180-day lock-up period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period, then the restrictions in this Agreement, unless otherwise waived by the Representatives in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs.

(x) On or before completion of the offering contemplated hereby, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

(xi) Prior to the later of the Firm Shares Closing Date and any Option Shares Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(xii) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

(xiv) The Company will not take, directly or indirectly, and will use its commercially reasonable efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company in connection with the offering contemplated hereby.

(b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement including, without limitation, those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the various jurisdictions referred to in Section 4(a)(vi) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary blue sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the other Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section 4 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; (viii) the costs and charges of any transfer agent, registrar or depositary and (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show; and (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States. Subject to the provisions of Section 7, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including, subject to Section 5(c) and 5(d) hereof, any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which such Underwriters, or any of such Underwriters, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in the light of the circumstances under which they were made), not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Representatives on behalf of any Underwriter for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

(b) Each Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the

Company who signs the Registration Statement, against any and all losses, claims, damages and liabilities, joint or several (including, subject to Section 5(c) and 5(d) hereof, any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act, the Exchange Act, or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein as set forth in the last sentence of Section 2(a) hereof; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) hereof shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of one counsel to all of the indemnified parties, in addition to local counsel, shall be at the expense of the indemnifying parties.

(d) An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) hereof is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, in each case to the extent such expenses or such amount is payable pursuant to Section 5(c) or 5(d) above, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission, in each case to the extent such expenses are payable pursuant to Section 5(c) or 5(d) above. Notwithstanding the provisions of this Section 6, no Underwriter (except as may be provided in this Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the judgment of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the NASD, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not have any liability to any Underwriter, and no Underwriter shall have any liability to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph 4(b); and, provided further, if this Agreement is terminated by the Representatives or the other Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder. Notwithstanding anything in this Section 7(b) to the contrary, no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement shall be relieved of liability to the Company or the other Underwriters for damages occasioned by its refusal.

8. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm Shares Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7 hereof. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 4(b), 5, 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o W.R. Hambrecht + Co., LLC, 539 Bryant Street, San Francisco, California 94107, Attention: Harrison Clay, Esq., with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Stephanie Gulkin Satz, Esq.; and (b) if to the Company, CryoCor, Inc., 9717 Pacific Heights Blvd., San Diego, California 92121, Attention: Chief Executive Officer, with a copy to Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121, Attention: Matthew T. Browne, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. The Company and the Underwriters agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of this Agreement or the purchase of the Shares hereunder. The Company also hereby submits to the jurisdiction of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereto submits to the jurisdiction of such courts in any proceeding arising out of or relating to this agreement, and agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction, venue or inconvenient forum.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

CRYOCOR, INC.

By:
Name:
Title:

Confirmed on behalf of themselves and as Representatives of the other several Underwriters named in Schedule I annexed hereto:

W.R. HAMBRECHT + CO., LLC FIRST ALBANY CAPITAL INC. ROTH CAPITAL PARTNERS, LLC

By:	W.R. HAMBRECHT + CO., LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares to Be Purchased
W.R. Hambrecht + Co., LLC
First Albany Capital Inc.
Roth Capital Partners, LLC

Total

Annex I

Opinion of Cooley Godward LLP

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease, as the case may be, and to operate its properties and to conduct its business as now being conducted and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to issue and sell the Shares. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.

2.	The authorized, issued and outstanding capital stock of the Company was as set forth in the Prospectus under the caption “Capitalization” as of the date stated therein and the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are, to such counsel’s knowledge, fully paid and nonassessable.

3.	The Shares have been duly authorized and, when issued and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

4.	The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to such counsel’s knowledge, rights of first refusal or other similar rights to subscribe for the Shares. Except as set forth in the Prospectus as of the dates stated therein, to such counsel’s knowledge, as of such dates, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company.

5.	To such counsel’s knowledge, there is (i) no action, suit, proceeding or other investigation by or before any court or other governmental or other public agency, authority or body or any arbitrator pending or overtly threatened against the Company or involving its assets, properties or business of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Securities Act and the Rules, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan, document, or other agreement or instrument of a character required to be filed as an exhibit to, or described in, the Registration Statement, which is not so filed with the Commission or is not described in the Registration Statement, as the case may be, as required by the Securities Act and the Rules.

6.	The statements in the Prospectus under the headings “Description of Capital Stock,” “Shares Eligible for Future Sale,” “Certain Relationships and Related Party Transactions-Warrant and Promissory Note Issuances,” “Certain Relationships and Related Party Transactions-Purchase Agreement” and “Certain Relationships and Related Party Transactions-Other Transactions” and in the Registration Statement under Item 14 of Part II, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, are accurate in all material respects and fairly present in all material respects, to the extent required by the Securities Act and the Rules, such legal matters, agreements or documents.

7.	The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened or, to such counsel’s knowledge, are pending or contemplated. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

8.	The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules.

9.	This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

10.	The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

11.	No consent, approval, authorization, license, registration, qualification or filing with or order of any court or governmental agency or regulatory body is required for the due authorization, execution or delivery of this Agreement or consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the several Underwriters in the manner contemplated in this Agreement and in the Prospectus, or under the bylaws, rules or regulations of the NASD.

12.	The issue and sale of the Shares pursuant to this Agreement will not result in a breach or violation of (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract, or (iii) to such counsel’s knowledge, any statute, law, rule, or regulation which, in such counsel’s experience is typically applicable to transactions of the nature contemplated by this Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree or award that has been entered against the Company and of which such counsel is aware.

13.	To such counsel’s knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Securities Act of resales of such securities.

In addition, such counsel shall state that in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel, at which conferences, the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in paragraphs 2 and 6 of the foregoing opinion), on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe (i) that the Registration Statement (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, and the matters covered by the other legal opinions rendered in connection with this Agreement, as to which such counsel expresses no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, and the matters covered by the other legal opinions rendered in connection with this Agreement, as to which such counsel expresses no comment) as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex II

Opinion of Bird & Bird

1.	the Subsidiary is a limited liability corporation duly organized and validly existing and in good standing under the laws of Germany.

2.	the Subsidiary has all requisite corporate power and authority to conduct its respective business.

3.	all of the issued and outstanding shares of the capital stock of the Subsidiary are, to the best of such counsel’s knowledge, owned by the Company.

Annex III

Opinion of Hogan & Hartson, LLP

Such counsel is of the opinion that the statements in the Prospectus under the headings set forth on Schedule 1 to this Annex III (the “Regulatory Captions”), insofar as such statements purport to summarize applicable provisions of the FDC Act and the regulations promulgated thereunder, the Social Security Act Provisions and the regulations promulgated thereunder or the False Claims Act, are accurate summaries in all material respects of the provisions purported to be summarized under such headings in the Prospectus.

In addition, such counsel shall state that in connection with the preparation of the sections of the Registration Statement and the Prospectus comprising the Regulatory Captions, such counsel has participated in conferences with officers and other representatives of the Company and with representatives of the Underwriters at which conferences, the contents of the Regulatory Captions were discussed and that, on the basis of the foregoing and the information such counsel gained in the course of performing the services it provided in connection with the preparation of the Prospectus, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that causes such counsel to believe that the statements contained in the Prospectus under the Regulatory Captions, insofar as such statements related to FDA and Medicare, Medicaid and third-party reimbursement regulatory matters, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or as of the date of the Prospectus or as of the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any belief with respect to any financial, statistical, accounting, or clinical studies (including the results thereof) information and data contained in or omitted from the statements in the Regulatory Captions.

Schedule 1

Regulatory Captions

“Business—CryoCor’s Clinical Development Program and Status”

“Business—Third Party Reimbursement”

“Business—Healthcare Fraud and Abuse”

“Business—Overview of Medical Device Regulation”

“Risks Factors—Risks Related to our Business—We are dependent on the success of our cryoablation system, which has not been approved by the FDA for any indication for commercialization in the United States. If we are unable to achieve our product development goals, gain FDA approval to commercialize our cryoablation system in the United States, or experience significant delays in doing so, our stock price may decline and we may be forced to cease operations.”

“Risks Factors—Risks Related to our Business—Although we investigated a number of allegations regarding our FDA compliance process made by a former senior executive and found the allegations to be without substance, if the FDA finds problems with our compliance process, it could withhold approval for our products or cause us to suspend our operations until the problems are corrected.”

“Risks Factors—Risks Related to our Business—If the data from our clinical trials do not demonstrate the safety and effectiveness of our cryoablation system to the FDA’s satisfaction, we will not receive FDA approval to market our cryoablation system in the United States.”

“Risks Factors—Risks Related to our Business—The FDA has expressed concerns about many aspects of our clinical trials, which could lead the FDA to delay or deny marketing approval.”

“Risks Factors—Risks Related to our Business—Modifications to our cryoablation system and protocol during our pivotal AFL trial could lead the FDA to conclude that the trial data are not sufficient to establish safety and effectiveness, which could delay or prevent marketing approval.”

“Risks Factors—Risks Related to our Business—In the AFL pivotal trial, our acute safety data did not meet the OPC established by the FDA for RF ablation, which could lead the FDA to delay or deny marketing approval for the AFL indication.”

“Risks Factors—Risks Related to our Business—We may not complete our pivotal trial for AF on schedule, or at all, or it may be conducted improperly, which may delay or preclude FDA approval for marketing our cryoablation system for this indication.”

“Risks Factors—Risks Related to our Business—If the integrity of a catheter used as part of our cryoablation system is compromised, serious injury or death may occur, which could lead the FDA to delay or deny or withdraw marketing approval.”

“Risks Factors—Risks Related to our Business—In order to receive and maintain FDA approval of our product candidates, our manufacturing facilities and the manufacturing facilities of our suppliers must comply with applicable regulatory requirements. If we fail to achieve or maintain regulatory approval of these manufacturing facilities, we may be forced to cease operations.”

“Risks Factors—Risks Related to our Business—If the pulmonary vein isolation, or PVI, or any other ablation procedure performed in our AF pivotal trial fails to provide a significant benefit to patients, or has serious adverse effects, we may not be able to obtain FDA approval for marketing our cryoablation system.”

“Risks Factors—Risks Related to our Business—If approved by the FDA for AF, our cryoablation system will likely be limited to use as a second line therapy for patients with AF who have failed drug treatment, which could limit our sales.”

“Risks Factors—Risks Related to our Business—Even if we obtain FDA approval to market our products, our product candidates could be recalled and any failure to comply with FDA regulations could subject us to enforcement action.”

“Risks Factors—Risks Related to our Business—If we fail to obtain an adequate level of reimbursement for our products by third party payers, there may be no commercially viable markets for our product candidates or the markets may be much smaller than expected.”

“Risks Factors—Risks Related to our Business—We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws and regulations and, if we are unable to fully comply with such laws, could face substantial penalties.”

“Risks Factors—Risks Related to our Business—We may be subject to federal and state false claims laws which impose substantial penalties.”

Annex IV

Opinion of Baker & McKenzie, LLP

To such counsel’s knowledge after Investigation (which, for purposes of the opinion set forth in this Annex IV shall mean (i) review of the patents and applications referred to in the Annex IV Reviewed Portions; and (ii) review of files of the Company made available to such counsel, and of such counsel pertaining to item (i)):

1.	Other than as set forth or contemplated in the Registration Statement or the Prospectus, the Company has not received any notice of infringement of asserted intellectual property rights of a third party against the Company, and, to such counsel’s knowledge, there has not been any assertion of intellectual property rights of a third party against the Company except as would not, individually or in the aggregate, have a Material Adverse Effect.

2.	Other than as set forth or contemplated in the Registration Statement or the Prospectus, such counsel reasonably believes that the representation by the Company that the conduct of the current and future business of the Company in the manufacture and sale of its products and services described in, and as of the date of, the Prospectus does not and will not infringe any valid claim in an issued patent or other intellectual property right of any third party of which it is aware is fairly stated, except as would not, individually or in the aggregate, have a Material Adverse Effect.

3.	The statements relating to legal matters, documents or proceedings included in the Prospectus under the headings Risk Factors—Our ability to market our products may be impaired by the intellectual property rights of third parties and Risk Factors—We may need to engage in costly patent litigation against our competitors, which may harm our business, financial condition, results of operations and cash flow, “Business— Intellectual Property—Overview”, Business—Intellectual Property—Our Patents, Other (only the paragraph relating to the interference proceedings), Business—Intellectual Property—Third Party Intellectual Property Rights, and “Business—Intellectual Property—Consequences of Infringement; within the Business—Legal Proceedings (only the second paragraph)” (the “Annex IV Reviewed Portions”) are fairly presented, to the extent required by the Securities Act and the rules discussed thereunder, in all material respects.

Annex V

Opinion of Nydegger & Associates

To such counsel’s knowledge after Investigation (which, for purposes of the opinion set forth in this Annex V shall mean (i) review of the patents and applications referred to in the Annex V Reviewed Portions; and (ii) review of files of the Company made available to such counsel, and of such counsel pertaining to item (i)):

1.	Other than as set forth or contemplated in the Registration Statement or the Prospectus, the Company possesses or has adequate rights to use the Intellectual Property reasonably necessary to develop, manufacture, market and sell the Company’s “CryoCor Cardiac Cryoablation System” in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to own or possess or have adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.

2.	Other than as set forth or contemplated in the Registration Statement or the Prospectus, no third party, including any academic or governmental organization, possesses or could obtain rights to the patents, patent applications or patent rights of the Company, which, if exercised, would allow such third party to develop products competitive with those of the Company or would, individually or in the aggregate, have a Material Adverse Effect.

3.	All information material to patentability has been disclosed, or will be disclosed in a timely manner to the U.S. Patent and Trademark Office or similar foreign authority during the prosecution of the Company’s patents and patent applications and no misrepresentation was made to, or material fact withheld from the U.S. Patent and Trademark Office or similar foreign authority during such prosecution.

4.	Other than as set forth or contemplated in the Registration Statement or the Prospectus, the Company’s patents are valid and enforceable and are entitled to a statutory presumption of validity and of ownership by the assignee; there are no asserted or unasserted claims of any person relating to the scope or ownership of any of the Company’s patents; and there are no liens which have been filed against any of the Company’s patents.

5.	The statements relating to legal matters, documents or proceedings included in the Prospectus under the headings “Risk Factors—If we are unable to obtain and maintain protection for our intellectual property, the value of our technology and products may be adversely affected”, “Business—Intellectual Property—Our Patents” “Business—Intellectual Property—Our Trade Secrets” and “Business—Intellectual Property—Our Trademarks” (the “Annex V Reviewed Portions”) are fairly presented, to the extent required by the Securities Act and the rules discussed thereunder, in all material respects.